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February 1, 2008

Health Benefits Direct Corporation
150 N. Radnor-Chester Road, Suite B-101
Radnor, PA 19087

Re:  Health Benefits Direct Corporation - Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel to Health Benefits Direct Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed offering and sale by the selling stockholders named in the Registration Statement (the "Selling Stockholders") of up to 2,589,913 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), consisting of 1,739,913 shares of Common Stock (the "Issued Shares") currently outstanding and held by the Selling Stockholders and 850,000 shares of Common Stock (the "Warrant Shares") issuable upon the exercise of warrants (the "Warrants") held by the Selling Stockholders.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company, as amended, the Warrants and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Issued Shares and Warrant Shares are duly authorized and the Issued Shares are, and the Warrant Shares if and when issued pursuant to the exercise of the Warrants in accordance with their terms will be, validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the Delaware General Corporation Law and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP